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FOR IMMEDIATE RELEASE

DATE:       May 1, 2008
CONTACT:    Joseph F. Conners
            Executive Vice President and Chief Financial Officer
PHONE:      (215) 864-6000

BENEFICIAL MUTUAL BANCORP, INC. ANNOUNCES FIRST QUARTER 2008 RESULTS

PHILADELPHIA, PENNSYLVANIA, May 1, 2008 -- Beneficial Mutual Bancorp, Inc. (the "Company") (NASDAQGS: BNCL), the parent company of Beneficial Bank (the "Bank"), today announced its financial results for the first quarter of 2008.

Net income for the three months ended March 31, 2008 was $6.1 million, an increase of $4.3 million from the $1.8 million earned in the first quarter of 2007, and an increase of $6.2 million from the net loss of $168,000 recorded in the fourth quarter of 2007. Earnings per share for the first quarter of 2008 were $0.08, compared to earnings per share of $0.00 for the fourth quarter of 2007.

In July 2007, the Company completed its initial public offering and acquired FMS Financial Corporation ("FMS"), the parent company of Farmers & Mechanics Bank of Burlington, New Jersey, which resulted in significant changes to the Company's balance sheet and income statement from the prior year period. In October 2007, the Bank's wholly owned subsidiary, Beneficial Insurance Services, LLC, acquired the business of the CLA Agency, Inc. ("CLA"), a full service property and casualty, and professional liability insurance agency headquartered in Newtown Square, Pennsylvania. In addition, the fourth quarter of 2007 was impacted by a charge for severance benefits related to a reduction in force, an increased provision for loan losses and an impairment charge on available for sale securities, offset by a significant income tax benefit.

"We are pleased that we are beginning to see the benefit of the significant transformation we began last year," said Gerard Cuddy, the Company's President and CEO. "With the completion of our offering and the acquisitions of FMS and CLA, we have strengthened our capital position, expanded our market area, and doubled our capacity to generate insurance revenue." Cuddy added, "Equally important, we have refocused our entire team on customer service, growth, increased market share and profitability." He continued, "Contributors to our positive results included strong growth in deposits, a stable net interest margin, increased non-interest income and continued strong asset quality."

Highlights for the quarter included:

   o Deposits increased by $89.2 million, or 3.6%, to $2.6 billion at March 31, 2008, up from $2.5 billion at December 31, 2007. Total loans outstanding also grew during the first quarter of 2008, to $2.2 billion, up from $2.1 billion at the end of 2007.

   o Net interest income increased by $1.0 million, or 3.9%, to $27.1 million for the quarter ended March 31, 2008, from $26.1 million in the fourth quarter of 2007. The Company's net interest margin rose to 3.30% for the first quarter of 2008, up from 3.27% for the previous quarter.

   o The Company's non-interest income increased $3.3 million, or 80.8%, to $7.3 million during the first quarter of 2008, from $4.1 million during the three months ended December 31, 2007, and included increased insurance commission income of $1.2 million, primarily related to the acquisition

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      of CLA, and the receipt of $461,000 on the partial mandatory redemption of the Company's equity interest in Visa, Inc. in connection with Visa's initial public offering in March 2008. During the quarter ended December 31, 2007, the Company recorded an impairment charge of $1.2 million related to the value of common equity securities deemed to be other-than-temporarily-impaired.

Balance Sheet
-------------

Total assets increased $140.9 million, or 4.0%, to $3.7 billion at March 31, 2008, compared to $3.6 billion at December 31, 2007. The increase in total assets was primarily due to an increase in investment securities of $98.9 million and an increase in total loans outstanding of $35.4 million during the first quarter.

Total deposits increased $89.2 million, or 3.6%, to $2.6 billion at March 31, 2008 compared to $2.5 billion at December 31, 2007. Both interest bearing and non-interest bearing deposits grew during the first quarter.

At March 31, 2008, the Company's stockholders' equity equaled $613.8 million, or 16.6% of total assets, compared to stockholder's equity of $619.8 million, or 17.4% of total assets at December 31, 2007. The decline in equity resulted primarily from the impact of the adoption of new accounting guidance on life insurance benefit programs during the quarter ended March 31, 2008.

Asset Quality
-------------

The Bank does not originate subprime loans, which are defined as mortgage loans advanced to borrowers who do not qualify for market interest rates because of problems with their credit history.

Nonperforming loans totaled $13.5 million, or 0.36% of total assets, at March 31, 2008, compared to $16.3 million, or 0.46% of total assets, at December 31, 2007. Net charge-offs during the three month period ended March 31, 2008 were $3.1 million, compared to $900,000 for the fourth quarter of 2007. The allowance for loan losses at March 31, 2008 totaled $20.6 million, or 0.95%, of total loans outstanding, compared to $23.3 million, or 1.10% of total loans outstanding, at December 31, 2007.

The increase in net charge-offs and the decline in the allowance for loan losses resulted primarily from the charge-off of a single loan to an affiliate of a Philadelphia-based development company that filed for Chapter 11 bankruptcy in June 2007. The full outstanding balance of this loan was reserved for in the fourth quarter of 2007. The Bank recorded a provision for loan losses of $300,000 during the three months ended March 31, 2008, compared to $2.2 million for the fourth quarter of 2007.

Net Interest Income
-------------------

The Company's net interest income increased $11.7 million, or 76.2%, to $27.1 million for the three months ended March 31, 2008, compared to $15.4 million for the same period in 2007, and increased by $1.0 million, or 3.9% from the three months ended December 31, 2007. The net interest margin rose to 3.30% for the three months ended March 31, 2008, an increase of 45 basis points from the same period in 2007, and an increase of 3 basis points from the quarter ended December 31, 2007.

Non-interest Income
-------------------

Non-interest income rose to $7.3 million for the three months ended March 31, 2008, up $4.5 million from the $2.8 million recorded for the first quarter of 2007, and $3.3 million from the $4.1 million recorded for the quarter ended

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December 31, 2007. The increases in non-interest income were primarily due to growth in service charges and other income related to significantly higher levels of transaction accounts resulting from the acquisition of FMS, and increases in insurance commission revenue due to the acquisition of CLA.

Non-interest Expense
--------------------

Non-interest expense was $25.9 million for the three months ended March 31, 2008, up $9.9 million, or 62.0%, from $16.0 million for the comparable period in 2007. Compared to the quarter ended December 31, 2007, which included a charge of approximately $3.9 million related to the Bank's reduction in force announced in October 2007, and other expenses primarily related to the acquisition of FMS, first quarter non-interest expense was down $6.7 million, or 20.5%.

About Beneficial Mutual Bancorp
-------------------------------

The Company is a community-based, diversified financial services company providing consumer and commercial banking services. Its principal subsidiary, Beneficial Bank, has served individuals and businesses in the Delaware Valley area for more than 150 years. The Bank is the oldest and largest bank headquartered in Philadelphia, Pennsylvania with 72 offices in the greater Philadelphia and South Jersey regions. Insurance services are offered through the Beneficial Insurance Services, LLC and wealth management services are offered through the Beneficial Advisors, LLC, both wholly owned subsidiaries of the Bank. For more information about the Bank and the Company, please visit www.thebeneficial.com.

Forward Looking Statements
--------------------------

This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of the Company's loan or investment portfolios. Additionally, other risks and uncertainties may be described in the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its other reports as filed with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

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

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                           MARCH 31,       DECEMBER 31,     MARCH 31,
                                                              2008            2007            2007
                                                          ----------       ----------      ----------
ASSETS:
 Cash and Cash Equivalents:
   Cash and due from banks                                $   46,061       $   53,545      $   18,088
   Interest-bearing deposits                                   4,650            4,782           4,333
   Federal funds sold                                              0                0           9,054
                                                          ----------       ----------      ----------
      Total cash and cash equivalents                         50,711           58,327          31,475

 Investment Securities:
   Available-for-sale (amortized cost of $1,053,659,
     $938,835 and $328,983 at March 31, 2008, December
     31, 2007 and March 31, 2007, respectively)            1,063,497          949,795         325,265
   Held-to-maturity (estimated fair value of $93,412,
     $111,127 and $122,934 at March 31, 2008, December
     31, 2007 and March 31, 2007, respectively)               92,903          111,986         125,428
   Federal Home Loan Bank stock, at cost                      23,086           18,814          14,108
                                                          ----------       ----------      ----------
       Total investment securities                         1,179,486        1,080,595         464,801
                                                          ----------       ----------      ----------
 Loans:                                                    2,156,313        2,120,922       1,661,610
   Allowance for loan losses                                 (20,580)         (23,341)        (17,462)
                                                          ----------       ----------      ----------
       Net loans                                           2,135,733        2,097,581       1,644,148

 Accrued Interest Receivable                                  17,224           18,089          10,948

 Bank Premises and Equipment, net                             77,602           79,027          34,356

 Other Assets:
   Goodwill                                                  110,214          110,335           6,679
   Bank owned life insurance                                  29,758           29,405          28,348
   Other intangibles                                          27,452           29,199           1,869
   Other assets                                               70,529           55,260          54,700
                                                          ----------       ----------      ----------
       Total other assets                                    237,953          224,199          91,596
                                                          ----------       ----------      ----------
Total Assets                                              $3,698,709       $3,557,818      $2,277,324
                                                          ==========       ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
 Liabilities:
   Deposits:
     Non-interest bearing deposits                        $  243,179       $  242,351      $   74,322
     Interest bearing deposits                             2,311,199        2,222,812       1,559,203
                                                          ----------       ----------      ----------
       Total deposits                                      2,554,378        2,465,163       1,633,525
     Borrowed funds                                          461,080          407,122         299,196
     Other liabilities                                        69,454           65,736          61,826
                                                          ----------       ----------      ----------
       Total liabilities                                   3,084,912        2,938,021       1,994,547
                                                          ----------       ----------      ----------

Commitments and Contingencies
 Stockholders' Equity:
   Preferred Stock - $.01 par value, 100,000,000
     shares authorized, none issued or outstanding
     as of March 31, 2008; none authorized, issued
     or outstanding as of December 31, 2007                       --               --              --
   Common Stock - $.01 par value, 300,000,000 shares
      authorized, 82,264,457 shares issued and
      outstanding as of March 31, 2008 and December
      31, 2007; $1.00 par value, 100,000 authorized,
      100 shares issued and outstanding as of March
      31, 2007                                                   823              823              --
   Additional paid-in capital                                360,108          360,126              --
   Unearned common stock held by employee stock
     ownership plan                                          (30,232)         (30,635)             --
   Retained earnings (partially restricted)                  285,621          291,360         294,907
   Accumulated other comprehensive loss, net                  (2,523)          (1,877)        (12,130)
                                                          ----------       ----------      ----------
       Total stockholders' equity                            613,797          619,797         282,777
                                                          ----------       ----------      ----------
Total Liabilities and Stockholders' Equity                $3,698,709       $3,557,818      $2,277,324
                                                          ==========       ==========      ==========


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

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    FOR THE THREE MONTHS ENDED
                                                           MARCH 31,       DECEMBER 31,     MARCH 31,
                                                              2008            2007            2007
                                                          ----------       ----------      ----------
INTEREST INCOME:
 Interest and fees on loans                               $   32,495       $   33,105      $   25,766
 Interest on federal funds sold                                  361              336              12
 Interest and dividends on investment securities:
   Taxable                                                    15,019           14,042           5,356
   Tax-exempt                                                    367              310             247
                                                          ----------       ----------      ----------
       Total interest income                                  48,242           47,793          31,381
                                                          ----------       ----------      ----------
INTEREST EXPENSE:
 Interest on deposits:
   Interest bearing checking accounts                          1,286            1,722             424
   Money market and savings deposits                           3,758            3,556           2,669
   Time deposits                                              11,146           11,463           9,195
                                                          ----------       ----------      ----------
       Total                                                  16,190           16,741          12,288
 Interest on borrowed funds                                    4,934            4,963           3,706
                                                          ----------       ----------      ----------
       Total interest expense                                 21,124           21,704          15,994
                                                          ----------       ----------      ----------
Net interest income                                           27,118           26,089          15,387
Provision for loan losses                                        300            2,170             300
                                                          ----------       ----------      ----------
Net Interest Income After Provision for Loan Losses           26,818           23,919          15,087
                                                          ----------       ----------      ----------
NON-INTEREST INCOME:
   Insurance commission and related income                     3,265            2,110           1,195
   Service charges and other income                            3,942            3,508           1,336
   Impairment charge on securities available-for-sale             --           (1,192)             --
   Gain (Loss) on sale of investment securities
     available for sale                                          128             (368)            313
                                                          ----------       ----------      ----------
       Total non-interest income                               7,335            4,058           2,844
                                                          ----------       ----------      ----------
NON-INTEREST EXPENSE:
   Salaries and employee benefits                             12,992           18,832           9,123
   Occupancy                                                   2,946            2,913           1,960
   Depreciation, amortization and maintenance                  1,975            2,226           1,348
   Advertising                                                 1,111            1,747             686
   Amortization of intangible                                  1,747            1,811              88
   Other                                                       5,121            5,031           2,776
                                                          ----------       ----------      ----------
       Total non-interest expense                             25,892           32,560          15,981
                                                          ----------       ----------      ----------
Income (Loss) before income taxes                              8,261           (4,583)          1,950
                                                          ----------       ----------      ----------
Income tax expense (benefit)                                   2,200           (4,415)            200
                                                          ----------       ----------      ----------
NET INCOME (LOSS)                                         $    6,061       $     (168)     $    1,750
                                                          ----------       ----------      ----------
EARNINGS (LOSS) PER  SHARE - Basic and Diluted            $     0.08       $    (0.00)     $      .04
                                                          ----------       ----------      ----------
Average common shares outstanding - Basic and Diluted     79,214,946       79,143,390      45,792,775


Earnings per share information for March 31, 2008 is calculated by giving retroactive application to the weighted average number of mutual holding company shares outstanding (45,792,775) on the July 13, 2007 closing date of the Company's minority stock offering.

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

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(DOLLARS IN THOUSANDS)

                                                           MARCH 31,       DECEMBER 31,     MARCH 31,
                                                              2008            2007            2007
                                                          ----------       ----------      ----------

ASSET QUALITY INDICATORS:
 Non-performing assets:
   Non-accruing loans                                     $    2,573       $    7,685      $    3,244
   Accruing loans past due 90 or more                         10,918            8,626           5,174
                                                          ----------       ----------      ----------
Total non-performing loans                                    13,491           16,311           8,418

Real estate owned                                              5,561            4,797           2,876
                                                          ----------       ----------      ----------
       Total non-performing                               $   19,052       $   21,108      $   11,294
                                                          ==========       ==========      ==========
Ratio of nonperforming loans to total loans                     0.63%            0.77%           0.51%

Ratio of nonperforming loans to total assets                    0.36%            0.46%           0.37%

Ratio of  nonperforming assets to total assets                  0.52%            0.59%           0.50%



                                                           MARCH 31,       DECEMBER 31,     MARCH 31,
                                                              2008            2007            2007
                                                          ----------       ----------      ----------
PERFORMANCE RATIOS:
(ANNUALIZED)
Return on average assets                                        0.66%           (0.00%)          0.31%
Return on average equity                                        3.90%           (0.02%)          2.49%
Net interest margin                                             3.30%            3.27%           2.85%



                                                           MARCH 31,       DECEMBER 31,     MARCH 31,
                                                              2008            2007            2007
                                                          ----------       ----------      ----------
OTHER:
EMPLOYEES (FULL-TIME EQUIVALENTS)                                864              877             545


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